Exhibit 99.2

PRINGLES

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1

AUDITED COMBINED FINANCIAL STATEMENTS OF PRINGLES:

Statement of Income for the year ended June 30, 2011	2

Balance Sheet as of June 30, 2011	3

Statement of Equity for the year ended June 30, 2011	4

Statement of Cash Flows for the year ended June 30, 2011	5

Notes to Combined Financial Statements	6–15

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

The Procter & Gamble Company:

We have audited the accompanying combined balance sheet of Pringles (the “Company”) (a combination of wholly owned subsidiaries and operations of the snacks business of The Procter & Gamble Company) as of June 30, 2011, and the related combined statements of income, equity, and cash flows for the year then ended. As discussed in Note 2, the combined financial statements have been “carved out” from The Procter & Gamble Company’s consolidated financial statements to present the historical financial position, results of operations, and cash flows of The Procter & Gamble Company’s snacks business. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company as of June 30, 2011, and the combined results of its operations and its combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the combined financial statements of the Company include allocations of certain corporate costs from The Procter & Gamble Company. These costs may not be reflective of the actual level of costs which would have been incurred had the Company operated as a separate entity apart from The Procter & Gamble Company.

/s/ Deloitte & Touche LLP

September 16, 2011

Cincinnati, Ohio

PRINGLES

COMBINED STATEMENT OF INCOME

YEAR ENDED JUNE 30, 2011

(Dollars in millions)

NET SALES	$1,455.7
COST OF PRODUCTS SOLD	924.0

GROSS PROFIT	531.7
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	333.5
OTHER OPERATING EXPENSE (INCOME)	0.8

OPERATING INCOME	197.4
INCOME TAXES	44.6

NET INCOME	$152.8

See notes to combined financial statements.

PRINGLES

COMBINED BALANCE SHEET

JUNE 30, 2011

(Dollars in millions)

ASSETS
CURRENT ASSETS:
Accounts receivable — net	$111.9
Inventories:
Materials and supplies	28.7
Work in process	1.3
Finished goods	70.6

Total inventories	100.6
Prepaid and other current assets	13.1

Total current assets	225.6

PROPERTY, PLANT AND EQUIPMENT:
Buildings	164.2
Machinery and equipment	873.7
Land	9.2

Gross property, plant and equipment	1,047.1
Accumulated depreciation	(693.6)

Net property, plant and equipment	353.5
OTHER NONCURRENT ASSETS	1.6

TOTAL ASSETS	$580.7

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$81.1
Accrued expenses and other liabilities	96.7

Total current liabilities	177.8
NONCURRENT DEFERRED INCOME TAXES	33.4
OTHER NONCURRENT LIABILITIES	4.2

Total liabilities	215.4

COMMITMENTS AND CONTINGENCIES (Note 12)
EQUITY:
Accumulated other comprehensive income	44.4
Divisional equity	320.9

Total equity	365.3

TOTAL LIABILITIES AND EQUITY	$580.7

See notes to combined financial statements.

PRINGLES

COMBINED STATEMENT OF EQUITY

YEAR ENDED JUNE 30, 2011

(Dollars in millions)

		Accumulated
		Other
	Divisional	Comprehensive
	Equity	Income	Total
BALANCE — June 30, 2010	$318.1	$19.9	$338.0

Net income	152.8		152.8
Other comprehensive income (loss):
Currency translation adjustments		24.5	24.5
Unrealized gain (loss) on cash flow hedging			—

Total comprehensive income			177.3

Distributions to P&G	(150.0)		(150.0)

BALANCE — June 30, 2011	$320.9	$44.4	$365.3

Note: Comprehensive income (loss) is recorded net of tax of $0.0.

See notes to combined financial statements.

PRINGLES

COMBINED STATEMENT OF CASH FLOWS

YEAR ENDED JUNE 30, 2011

(Dollars in millions)

CASH AND CASH EQUIVALENTS — Beginning of year	$—

OPERATING ACTIVITIES:
Net income	152.8
Depreciation and amortization	45.9
Losses on sales and dispositions of assets	1.4
Deferred income taxes	(4.9)
Change in accounts receivable	(8.6)
Change in inventories	(3.4)
Change in prepaid and other current assets	0.3
Change in other noncurrent assets	0.8
Change in accounts payable	8.1
Change in accrued expenses and other liabilities	0.2
Change in other noncurrent liabilities and other	(1.5)

Total operating activities	191.1

INVESTING ACTIVITIES:
Capital expenditures	(41.2)
Change in restricted cash	0.1

Total investing activities	(41.1)

FINANCING ACTIVITIES — Distributions to P&G	(150.0)

Total financing activities	(150.0)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS — End of year	$—

SUPPLEMENTAL DISCLOSURE — Taxes paid (considered remitted to P&G in the period recorded)	$49.0

See notes to combined financial statements.

PRINGLES

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED JUNE 30, 2011

(Dollars in millions, except as otherwise specified)

1. NATURE OF OPERATIONS

Pringles (the “Company”) is a combination of wholly owned subsidiaries and operations of the snacks business of The Procter and Gamble Company (“P&G”).

The Company engages in the manufacturing, marketing and distributing of snack foods, primarily under the Pringles brand, on a global basis and sells snacks products in over 140 countries around the world across North America, Europe, Asia and Latin America.

The Company sells its products principally to leading mass merchandisers, grocery retailers, membership club stores and convenience outlets globally, either via P&G sales force or third-party distributors.

2. BASIS OF PRESENTATION

The Company, which comprises all of P&G’s snacks business, signed an agreement on April 5, 2011 to merge the operations of the Company into Diamond Foods, Inc. (“Diamond”) for consideration in Diamond common stock valued at approximately $1.5 billion, plus assumption of debt valued between $700 million and $1.05 billion. The transaction is expected to close by the end of the 2011 calendar year, subject to customary closing conditions including necessary regulatory and Diamond shareholder approvals. The Company’s combined financial statements reflect the historical financial position, results of operations and cash flows as owned by P&G for all periods presented. Prior to the expected separation transaction, P&G has not accounted for the Company as, and the Company has not been operated as, a stand-alone company for the periods presented. The Company’s historical financial statements have been “carved out” from P&G’s consolidated financial statements and reflect assumptions and allocations made by P&G. The combined financial statements do not fully reflect what the Company’s financial position, results of operations and cash flows would have been had the Company been a stand-alone company during the periods presented. As a result, historical financial information is not necessarily indicative of what the Company’s results of operations, financial position and cash flows will be in the future.

The Company’s historical combined financial statements were prepared using P&G’s historical basis in the assets and liabilities of the business. The Company’s historical combined financial statements include all revenues, costs, assets and liabilities directly attributable to its business. In addition, certain expenses reflected in the combined financial statements include allocations of corporate expenses from P&G, which in the opinion of management are reasonable (see further discussion in Note 4). All such costs and expenses have been deemed to have been paid by the Company to P&G in the period in which the costs were recorded. Allocations of current income taxes are deemed to have been remitted, in cash, to P&G in the period the related income taxes were recorded. Amounts due to or from P&G, related to a variety of intercompany transactions including the collection of trade receivables, payment of accounts payable and accrued liabilities, charges of allocated corporate expenses and payments of taxes paid by P&G on behalf of the Company, have been classified within divisional equity. Intercompany transactions are eliminated. For the year ended June 30, 2011, the Company has evaluated subsequent events for potential recognition and disclosure through September 16, 2011, the date of financial statement issuance.

3. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — Preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. These estimates and assumptions are based on management’s best knowledge of current events and actions that the Company may undertake in the future. Estimates are used in accounting for, among other items, consumer and trade promotion accruals, useful lives for property, plant and equipment, future cash flows associated with long-lived asset impairment testing, allocated pension and other post employment benefits costs, stock compensation, deferred tax assets and liabilities, uncertain tax positions and contingencies. Actual results may differ from these estimates and assumptions.

Revenue Recognition — Sales are recognized when revenue is realized or realizable and has been earned. The revenue recorded is presented net of sales and other taxes the Company collects on behalf of governmental authorities and includes shipping and handling costs, which generally are included in the invoice price to the customer. The Company’s policy is to recognize revenue when title to the product, ownership and risk of loss are transferred to the customer, which can either be on the date of shipment or the date of receipt by the customer. Payment discounts and product returns are recorded as a reduction of sales in the same period that the revenue is recognized. Trade promotions, consisting primarily of customer pricing allowances, merchandising funds and consumer coupons, are offered through various programs to customers and consumers. Sales are recorded net of trade promotion spending, which is recognized as incurred, generally at the time of the sale. Most of these arrangements have terms of approximately one year. Accruals for expected payments under these programs are included as accrued marketing and promotion expense in the accrued expenses and other liabilities line item in the combined balance sheets.

Cost of Products Sold — Cost of products sold is primarily comprised of direct materials and supplies consumed in the production of product, as well as production labor, depreciation expense and direct overhead expense necessary to acquire and convert the purchased materials and supplies into finished product. Cost of products sold also includes the cost to distribute products to customers, inbound freight costs, internal transfer costs, warehousing costs and other shipping and handling activity.

Selling, General and Administrative — Selling, general and administrative expense (“SG&A”) is primarily comprised of marketing expenses, selling expenses, research and development costs, administrative and other indirect overhead costs, depreciation expense on non-production assets and other miscellaneous operating items.

Research and development costs are expensed as incurred and were $22.3 in 2011. Advertising costs, expensed as incurred, include television, print, radio, internet and in-store advertising expenses and were $105.8 in 2011. Non-advertising related components of the Company’s total marketing spending include costs associated with consumer promotions, product sampling and sales aids, which are included in SG&A, and coupons and customer trade funds, which are recorded as reductions to net sales.

Currency Translation — Financial statements of operations outside the United States of America (“U.S.”) generally are measured using the local currency as the functional currency. Adjustments to translate those statements into U.S. dollars are recorded in accumulated other comprehensive income (“OCI”). Foreign currency remeasurement gains and losses are immaterial for all periods presented.

Cash Flow Presentation — The combined statement of cash flows is prepared using the indirect method, which reconciles net earnings to cash flows from operating activities. The reconciliation adjustments include the removal of timing differences between the occurrence of operating receipts and payments and their recognition in net income. The adjustments also remove cash flows from investing and financing activities, which are presented separately from operating activities. Cash flows from foreign currency transactions and operations are translated at an average exchange rate for the period. Cash flows from hedging activities are included in the same category as the items being hedged.

Cash, Cash Equivalents — As described in Note 4, the Company has historically participated in P&G’s cash management system and has no separate cash balances; accordingly all cash derived from or required for the Company’s operations is applied to or against divisional equity. Restricted cash in the combined balance sheet represents margin account deposits at financial institutions held as collateral for raw material futures contracts.

Accounts Receivable — Receivables are recognized net of payment discounts and allowances. The allowance for doubtful accounts was $0.4 as of June 30, 2011.

Inventory Valuation — Inventories are valued at the lower of cost or market value. Inventories are maintained on the first-in, first-out method. The cost of spare part inventories is maintained using the average cost method.

Property, Plant and Equipment — Property, plant and equipment is recorded at historical cost reduced by accumulated depreciation. Depreciation expense is recognized over the assets’ estimated useful lives using the straight-line method. Machinery and equipment includes office furniture and fixtures (15-year life), computer equipment and capitalized software (3- to 5-year lives) and manufacturing equipment (3- to 20-year lives). Buildings are depreciated over an estimated useful life of 40 years. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Stock-Based Compensation — Certain employees of the Company participate in P&G’s various share based incentive plans under which stock options or stock awards may be granted to certain executives and management. See Note 6.

Income Taxes — The Company is included in P&G’s consolidated tax returns in various jurisdictions and accounts for income taxes under the separate return method. Under this approach, the Company determines its tax liability and deferred tax assets and liabilities as if it were filing separate tax returns. See Note 8.

New Accounting Pronouncements and Policies — No new accounting prouncements issued or effective during the fiscal year have had or are expected to have a material impact on the combined financial statements.

4. RELATED PARTY TRANSACTIONS

These statements reflect allocated expenses associated with centralized P&G support functions including: legal, accounting, tax, treasury, internal audit, information technology, human resources and other services. The costs associated with these functions generally include all payroll and benefit costs as well as related overhead costs. P&G also allocated costs to the Company associated with office facilities, corporate insurance coverage and medical, pension, post-retirement and other health plan costs attributed to the Company’s employees participating in P&G sponsored plans. Allocations are based on a number of utilization measures including headcount, square footage and proportionate effort. Where determinations based on utilization are impracticable, P&G uses other methods and criteria such as net sales that are believed to be reasonable estimates of costs attributable to the Company. All such amounts have been deemed to have been paid by the Company to P&G in the period in which the costs were recorded.

Central treasury activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and interest rate and foreign currency risk management. All P&G funding to the Company since inception has been accounted for as capital contributions from P&G and all cash remittances from the Company to P&G have been accounted for as distributions to P&G. Accordingly, no debt or related interest charges from P&G are reflected in these combined financial statements. For all periods presented, the Company had significant net positive cash flow, which has been accounted for as distributions to P&G.

5. SUPPLEMENTAL FINANCIAL INFORMATION

Selected components of accrued expenses and other liabilities are set forth below:

As of June 30,
2011
Marketing and promotion	$64.2
Compensation expenses	13.9
VAT taxes payable	12.7
Other	5.9

Accrued expenses and other liabilities	$96.7

6. STOCK-BASED COMPENSATION

Certain of the Company’s employees have been granted P&G stock options under P&G’s primary stock-based compensation plan. Under this plan, stock options are granted annually to key managers with exercise prices equal to the market price of the underlying common stock on the date of grant. Grants issued under this plan vest after three years and have a 10-year life. Grants issued from July 1998 through August 2002 vested after three years and have a 15-year life. In addition to the grants made to key managers, a certain number of the Company’s employees have been granted an immaterial number of P&G stock options for which vesting terms and option periods are not substantially different. Additionally, there are other grants of restricted stock units that are immaterial.

Total stock-based compensation expense for stock option grants and restricted stock unit grants was $3.0 for 2011.

In calculating the compensation expense for options granted, the Company utilizes a binomial lattice-based valuation model. Assumptions utilized in the model, which are evaluated and revised, as necessary, to reflect market conditions and experience, were as follows:

Year Ended
June 30,
2011
Interest rate	0.3-3.7%
Weighted average interest rate	3.4%
Dividend yield	2.4%
Expected volatility	14–18%
Weighted average volatility	16%
Expected life in years	8.8

Lattice-based option valuation models incorporate ranges of assumptions for inputs, and those ranges are disclosed in the preceding table. Expected volatilities are based on a combination of historical volatility of P&G stock and implied volatilities of call options on P&G stock. The Company uses historical data to estimate option exercise and employee termination patterns within the valuation model. The expected life of options granted is derived from the output of the option valuation model and represents the average period of time that options granted are expected to be outstanding. The interest rate for periods within the contractual life of the options is based on the U.S. Treasury yield curve in effect at the time of grant.

The following table summarizes stock option activity under the P&G plans as it relates to employees of the Company:

			Weighted
		Weighted	Avg.	Aggregate
		Avg.	Remaining	Intrinsic
	Options	Exercise	Contractual life	Value
	(in thousands)	Price	in Years	(in millions)
Balance — June 30, 2010	1,795	$53.29
Granted	132	62.83
Exercised	(27)	44.93
Transfers in/(out)	(959)	53.41

Balance — June 30, 2011	941	55.20	6.0	8.2

Exercisable — June 30, 2011	574	53.30	4.4	6.1

The weighted average grant-date fair value of options granted was $11.05 per share in 2011. The total intrinsic value of options exercised was $0.5 in 2011. The total grant-date fair value of options that vested during 2011 was $3.6.

At June 30, 2011, there was $2.7 of compensation cost that has not yet been recognized related to stock option grants. That cost is expected to be recognized over a remaining weighted average period of 1.7 years under the ongoing P&G plan.

7. POST-RETIREMENT BENEFITS

Certain employees of the Company participate in P&G’s pension and other post-retirement employee benefit plans. These plans are accounted for by the Company as multi-employer plans which require the Company to expense its annual contributions.

P&G provides defined benefit pension plans for employees who become eligible for these benefits when they meet minimum age and service requirements. Defined benefit pension plan participants are mainly non-U.S. based employees. Defined benefit pension expenses allocated to the Company were $2.7 for 2011.

P&G provides certain other retiree benefits, primarily health care and life insurance, for employees who become eligible for these benefits when they meet minimum age and service requirements. Generally, the health care plans require cost sharing with retirees and pay a stated percentage of expenses, reduced by deductibles and other coverages. Other post-retirement benefits expenses allocated to the Company were $3.5 for 2011.

P&G has defined contribution plans which cover the majority of its U.S. employees, including the employees of the Company. These plans are fully funded. P&G generally makes contributions to participants’ accounts based on individual base salaries and years of service. For the primary U.S. defined contribution plan, the contribution rate is set annually. Total contributions for this plan approximated 15% of total participants’ annual wages and salaries in 2011. Defined contribution benefit expenses allocated to the Company were $7.7 for 2011.

8. INCOME TAXES

Income taxes are recognized for the amount of taxes payable for the current year and for the impact of deferred tax liabilities and assets, which represent future tax consequences of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using the enacted statutory tax rates and are adjusted for any changes in such rates in the period of change.

Earnings before income taxes consisted of the following:

Year Ended
June 30,
2011
United States	$85.8
International	111.6

Total	$197.4

Income taxes consisted of the following:

Year Ended
June 30,
2011
Current tax expense:
U.S. Federal	$32.2
International	16.2
U.S. State and Local	0.6

49.0

Deferred tax expense:
U.S. Federal	(4.6)
International and other	0.2

(4.4)

Total tax expense	$44.6

A reconciliation of the U.S. federal statutory income tax rate to the Company’s actual income tax rate is provided below:

Year Ended
June 30,
2011
U.S. federal statutory income tax rate	35.0%
Country mix impacts of foreign operations	(10.7)
Changes in uncertain tax positions	(0.7)
State taxes	0.3
Other	(1.3)

Effective income tax rate	22.6%

Changes in uncertain tax positions represent changes in the Company’s net liability related to prior year tax positions.

The Company has undistributed earnings of foreign subsidiaries of approximately $376.6 at June 30, 2011, for which deferred taxes have not been provided. Such earnings are considered indefinitely invested in the foreign subsidiaries. If such earnings were repatriated, additional tax expense may result, although the calculation of such additional taxes is not practicable.

A reconciliation of the beginning and ending liability for uncertain tax positions is as follows:

2011
Beginning of year	$3.9
Decreases in tax positions for prior years	(0.5)
Increase in tax positions for current year	0.4
Settlements with taxing authorities	(0.3)
Lapse in statute of limitation	(0.4)

End of year	$3.1

The Company is present in over 66 taxable jurisdictions, and at any point in time, has several audits underway at various stages of completion. The Company evaluates its tax positions and establishes liabilities for uncertain tax positions that may be challenged by local authorities and may not be fully sustained, despite its belief that the underlying tax positions are fully supportable. Uncertain tax positions are reviewed on an ongoing basis and are adjusted in light of changing facts and circumstances, including progress of tax audits, developments in case law and closing of statute of limitations. Such adjustments are reflected in the tax provision as appropriate. The Company is making a concerted effort to bring its audit inventory to a more current position. The Company has done this by working with tax authorities to conduct audits for several open years at once. The Company has tax years open ranging from 2002 and forward. The Company is generally not able to reliably estimate the ultimate settlement amounts until the close of the audit. While the Company does not expect material changes, it is possible that the amount of unrecognized benefit with respect to the Company’s uncertain tax positions will significantly increase or decrease within the next 12 months related to the audits described above. At this time, the Company is not able to make a reasonable estimate of the range of impact on the balance of uncertain tax positions or the impact on the effective tax rate related to these items.

Included in the total liability for uncertain tax positions at June 30, 2011 is $3.1 that, depending on the ultimate resolution, could impact the effective tax rate in future periods.

The Company recognizes accrued interest and penalties related to uncertain tax positions in income tax expense. As of June 30, 2011, the Company had accrued interest of $1.0 and penalties of $0.1 that are not included in the above table. During 2011, the Company recognized no interest expense and penalty/(benefit) of $(0.3).

Deferred income tax assets and liabilities were comprised of the following:

As of June 30,
2011
Deferred tax assets:
Loss and other carryforwards	$2.1
Accrued marketing and promotion expense	1.4
Inventory	0.8
Other	1.4
Valuation allowances	(2.1)

Total	$3.6

Deferred tax liabilities — property, plant and equipment	$33.7

Total	$33.7

Net operating loss carryforwards were $8.4 at June 30, 2011. If unused, the net operating losses will expire between 2012 and 2016.

9. COMMITMENTS AND CONTINGENCIES

Purchase Commitments — The Company has purchase commitments for materials, supplies, services and property, plant and equipment as part of the normal course of business. Commitments made under take-or-pay obligations are $40.6 for fiscal 2012 and zero for the years thereafter. Such amounts represent future purchases in line with expected usage to obtain favorable pricing. Due to the proprietary nature of many of the Company’s materials and processes, certain supply contracts contain penalty provisions for early termination. The Company does not expect to incur penalty provisions for early termination that would materially affect its financial condition, cash flows or results of operations.

Guarantees — The Company has not issued any financial guarantees on behalf of suppliers or customers.

Litigation — The Company is subject to various lawsuits and claims with respect to matters such as governmental regulations and other actions arising out of the normal course of business. While considerable uncertainty exists, in the opinion of management and its counsel, the ultimate resolution of the various lawsuits and claims will not materially affect the Company’s financial position, cash flows or results of operations.

10. SEGMENT INFORMATION

The Company has three reportable segments: North America, EMEA (Europe, Middle East and Africa) and Asia. The reportable segments are each managed separately based upon geography and each reportable segment derives its revenues from the sale of snack foods under the Pringles brand to mass merchandisers, grocery retailers, membership club stores and convenience outlets. The segment information aggregates geographical regions with similar economic characteristics. North America primarily includes the United States, Canada, Mexico and Puerto Rico. North America also includes sales of snack foods to certain non-retail customers. EMEA includes the countries of Europe (most notably the United Kingdom, Germany, Italy, France, Spain and the Netherlands), Middle Eastern countries (most notably Saudi Arabia, Israel and the United Arab Emirates) and Africa. Asia primarily includes Japan, South Korea, China, Australia, Malaysia, Thailand and Singapore. The Company’s management uses net income to evaluate segment performance and allocate resources.

Other includes the operating results of the Company’s Latin America segment which does not meet the quantitative threshold for determining reportable segments as well as certain corporate activities that are not reflected in the operating results used internally to measure and evaluate the segments. Revenue in Latin America is derived from the sale of snack foods under the Pringles brand similar to the reportable segments. Corporate operating activities primarily include restructuring-type activities. Adjustments to arrive at the Company’s effective tax rate are also included in Other. The accounting policies of the segments are the same as those described in Note 3 to the combined financial statements.

The Company had net sales in the U.S. of $517.8 in 2011. Assets in the U.S. totaled $271.8 as of June 30, 2011. Assets in Belgium totaled $152.2 as of June 30, 2011. Assets in Switzerland totaled $100.4 as of June 30, 2011.

The Company’s largest customer, Wal-Mart Stores Inc. and its affiliates, accounted for 13% of total net sales in 2011.

						Total
		Segment	Segment	Depreciation		Assets
		Operating	Net	and	Capital	(as of
Segment Results	Net Sales	Income	Income	Amortization	Expenditures	June 30)
North America	$571.3	$93.2	$55.7	$29.2	$22.9	$285.9
EMEA	629.6	73.9	60.9	16.4	16.3	253.7
Asia	194.1	24.2	17.4	0.3	2.0	34.4
Other	60.7	6.1	18.8			6.7

Total	$1,455.7	$197.4	$152.8	$45.9	$41.2	$580.7

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